UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2009

The Boston Beer Company, Inc.
(Exact name of registrant as specified in its charter)

Massachusetts	001-14092	04-3284048
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Design Center Place, Suite 850, Boston, MA		02210
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (617) 368-5000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]		Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]		Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]		Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]		Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))


Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

      At its meeting on February 24, 2009, the Compensation Committee of the Company's Board of Directors approved payment of bonuses earned in 2008, and set 2009 base salaries for the Company's Chief Executive Officer, Martin F. Roper, and its Chairman, C. James Koch, and other executive officers of the Company.

Bonuses for 2008 Performance

      The Committee approved the following bonuses for the Chief Executive Officer, the Chairman, and the other named executive officers of the Company, based on the Committee's assessment of their respective achievement against the 2008 performance targets and overall performance of the Company previously set by the Committee:

Name	Title	Bonus Awarded	Percent of Potential

Martin F. Roper	President and CEO	$399,977	41.67%
C. James Koch	Chairman	$136,475	50.00%
William F. Urich	Treasurer and CFO	$144,320	82.00%
Robert H. Hall	Vice President of Brand Development	$124,875	67.50%
Thomas W. Lance	Vice President of Operations	$129,948	83.00%

The Committee also approved bonuses for the Company's other executive officers, which ranged from $66,377 to $120,350, based on their respective achievements against their 2008 performance targets.

Salaries for 2009

The Committee approved the following base salaries for the Chief Executive Officer, the Chairman, and the other named executive officers of the Company as follows:

Name	Title	Base Salary for 2009	Percent Increase

Martin F. Roper	President and CEO	$666,750	0.0%
C. James Koch	Chairman	$273,000	0.0%
William F. Urich	Treasurer and CFO	$362,000	2.8%
Robert H. Hall	Vice President of Brand Development	$378,000	2.2%
Thomas W. Lance	Vice President of Operations	$320,000	2.6%

Salaries for the Company's other executive officers for 2009 were also set, ranging from $205,000 to $300,000, with percentage increases ranging from 3.4% to 7.9%


Equity Compensation

      Based on the recommendation of the Compensation Committee, the Board of Directors approved grants of two options for shares of the Company's Class A Common Stock, both of which will be effective March 13, 2009 and will have a purchase price equal to the closing price of the Common Stock on March 12, 2009.

      First, an option for 60,000 shares was granted to the Vice President of Operations. The number of shares as to which the option may become exercisable is dependent upon the Company's achieving certain delivered gross margin dollar improvement targets in 2009 and 2010 relative to prior performance and 2009 plan levels ("Base"), such improvements not including those due to commodity or utility price movements nor directly due to volume or revenue generating price increases. The determination will be made by mid-March 2011 by the Compensation Committee and vesting will be based on the following performance targets:

1.	100% will be eligible to vest if at least $20 million in sustainable delivered gross margin dollars improvement over Base is achieved by the end of the Company's 2010 fiscal year;

2.	75% will be eligible to vest if at least over $16 million in sustainable delivered gross margin dollars improvement over Base is achieved by the end of the Company's 2010 fiscal year; and

3.	50% will be eligible to vest if at least over $12 million in sustainable delivered gross margin dollars improvement over Base is achieved by the end of the Company's 2010 fiscal year.

Eligible shares will then vest at the rate of 33.33% per year over a three-year period commencing March 1, 2011. The options will lapse to the extent that the target is not met.

      Secondly, an option for 50,000 shares was granted to a senior manager of the Company. The number of shares as to which the option may become exercisable is dependent upon the Company meeting certain annual depletion levels. The option will expire 10 years after issuance and any shares not vested shall lapse.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Boston Beer Company, Inc.
(Registrant)

Date: February 27, 2009	/s/ Martin F. Roper

Martin F. Roper
Chief Executive Officer
(Signature)*

*Print name and title of the signing officer under his signature.
